UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, CorEnergy Infrastructure Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders. Among the items approved at the Annual Meeting was the adoption of the CorEnergy Infrastructure Trust, Inc. Omnibus Equity Incentive Plan (the "Omnibus Plan"). A description of the Omnibus Plan can be found in the Company's definitive proxy statement for the Annual Meeting dated April 25, 2022 in the section entitled "PROPOSAL FOUR--APPROVAL OF THE CORENERGY INFRASTRUCTURE TRUST, INC. OMNIBUS EQUITY INCENTIVE PLAN," which is incorporated herein by reference. The description of the Omnibus Plan is qualified in its entirety by reference to the Omnibus Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2022, the Company held its Annual Meeting of Stockholders. As of the April 7, 2022, the record date, the Company had 14,960,628 shares of its common stock outstanding and entitled to vote and had 683,761 shares of its Class B common stock outstanding and entitled to vote, representing an aggregate of 15,644,389 votes that were entitled to be cast at the Annual Meeting, voting together as a single class. Of these 7,278,405 shares, or approximately 46.5% were present at the Annual Meeting either in person or by proxy. The matters that were submitted to a vote of stockholders and the related results are as follows:*

Proposal No. 1: to elect one director, Arkan Haile, to serve until the Company's 2024 annual meeting of stockholders and until his successor is duly elected and qualified, and two directors, Catherine A. Lewis and Conrad S. Ciccotello, to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.

Arkan Haile	For	Against	Abstain	Broker Non-Vote
	3,642,510	193,336	19,597	3,422,662

Catherine A. Lewis	For	Against	Abstain	Broker Non-Vote
	2,530,082	214,585	1,111,076	3,422,662

Conrad S. Ciccotello	For	Against	Abstain	Broker Non-Vote
	2,168,765	538,527	1,148,451	3,422,662

Proposal No. 2: to conduct a non-binding advisory vote to approve the compensation of named executive officers.

For	Against	Abstain	Broker Non-Vote
3,532,060	269,704	53,979	3,422,662

Proposal No. 3: to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain
3,668,967	22,411	99,214	65,151

Proposal No. 4: to approve the adoption of the Company's new Omnibus Plan for equity compensation.

For	Against	Abstain	Broker Non-Vote
2,547,733	1,245,254	62,756	3,422,662

Proposal No. 5: to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Vote
7,071,091	181,353	25,961	—

*Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.

A result of the votes cast at the Annual Meeting, all proposals were approved by the Company’s stockholders. Based on stockholder votes cast on Proposal No. 3, the Company’s Board of Directors has determined that the Company will hold future stockholder advisory votes on the compensation of the Company’s named executive officers annually until the next advisory vote regarding the frequency of holding such votes is required pursuant to applicable rules of the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	CorEnergy Infrastructure Trust, Inc. Omnibus Equity Incentive Plan (incorporated by reference to the Registrants Form S-8 filed May 26, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: May 26, 2022	By:	/s/ Robert L Waldron
Robert L Waldron
Chief Financial Officer